U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                       SIMPLICIA TELECOMMUNICATIONS, INC.
                 (Name of Small Business Issuer in Its Charter)

               Delaware                                  4812
    (State or Other Jurisdiction of          (Primary Standard Industrial
    Incorporation or Organization)               Classification Code)

                                     Pending
                                (I.R.S. Employer
                             Identification Number)


                        Simplicia Telecommunications Inc.
                               280 Fairways Bay NW
                                Airdrie, Alberta
                                     T4B 2P5
                                 (403) 615-5609

   (Address, Including Zip Code, and Telephone Number, including Area Code, of
                        Registrant's Executive Offices)

                              Joseph Sierchio, Esq.
                            Sierchio & Company, LLP.
                              150 East 58th Street
                            New York, New York 10155

 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                        Copies of all correspondence to:
                              Joseph Sierchio, Esq.
                            Sierchio & Company, LLP.
                              150 East 58th Street
                            New York, New York 10155

                             -----------------------
APPROXIMATE  DATE  OF  PROPOSED  SALE  TO  PUBLIC: As soon as practicable  after  this  registration  statement  becomes  effective.
                              --------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------- --------------------- --------------------------- -------------------------- ---------------
Title Of Each Class Of Securities     Number of Shares To   Proposed Maximum            Proposed Maximum           Amount of
To Be Registered                      Be Registered         Offering Price Per Share    Aggregate Offering Price   Registration
                                                                                                                   Fee
------------------------------------- --------------------- --------------------------- -------------------------- ---------------
------------------------------------- --------------------- --------------------------- -------------------------- ---------------
Common Stock, $.0001 par              300,000               $0.25       (1)             $ 75,000                   $23.00
value
------------------------------------- --------------------- --------------------------- -------------------------- ---------------

 (1)     Calculated  in  accordance  with  Rule 457(o) under the Securities Act of 1933.

The Registrant Hereby Amends This Registration Statement On Such Date Or Dates As May Be Necessary To Delay Its Effective Date Until The Registrant Shall File A Further Amendment Which Specifically States That This Registration Statement Shall Thereafter Become Effective In Accordance With Section 8(A) Of The Securities Act Of 1933, Or Until The Registration Statement Shall Become Effective On Such Date As The Securities And Exchange Commission, Acting Pursuant To Section 8(A), May Determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                       SIMPLICIA TELECOMMUNICATIONS, INC.

                                 300,000 SHARES
                                  COMMON STOCK


          This is our initial public offering. We are offering to sell up to an additional 300,000 shares of our common stock at a price of $0.25 per share on a direct basis. We are offering the shares directly on a no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. We will use the proceeds, as discussed in the prospectus, as we receive them. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. There is no commitment by anyone to purchase any shares.

          The minimum number of shares that an investor may purchase is 1000. There is no trading market for our common stock.

           See "Risk Factors" beginning on page 8 for a discussion of risks to consider before purchasing our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Price to the Public(1)       Maximum Commissions(1)       Proceeds to the Company(2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Per Share                                  $0.25                         -0-                         $0.25
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total 300,000 Shares                      $75,000                        -0-                        $75,000

------------------------------- ---------------------------- ---------------------------- ----------------------------
(1)  We are offering the shares directly on a no minimum basis.
(2)  Current working capital is expected to cover all but $18,000 of the offering expenses currently estimated to be an aggregate of $50,000. We have already paid approximately US$21,000 towards legal and accounting expenses related to this offering.

              The date of this prospectus is ______________, 2002.

                                TABLE OF CONTENTS
Prospectus Summary............................................................5
Risk Factors..................................................................8
Cautionary Note Regarding Forward-Looking Statements ........................14
Use of Proceeds..............................................................15
Arbitrary Determination of Offering Price....................................16
Dilution.....................................................................17
Plan of Distribution ........................................................18
Management's Discussion and Analysis of Financial
  Condition and Results of Operations........................................19
Business ....................................................................20
Management...................................................................27
Executive Compensation.......................................................29
Principal Shareholders.......................................................29
Description of Capital Stock.................................................30
Market for Our Common Stock..................................................31
Certain Relationships and Related Transactions...............................32
Limitation of Liability and indemnification matters .........................32
Legal Proceedings............................................................33
Legal Matters................................................................33
Experts......................................................................33
Interest of Named Experts and Counsel........................................33
Where You Can Find Additional Information....................................33
Financial Statements.........................................................34

                               PROSPECTUS SUMMARY

         This summary highlights selected material information from the prospectus, but may not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding the purchase of our common stock.

Unless the context otherwise requires, references to "Simplicia", "we", "us", and "our", refer to Simplicia Telecommunications, Inc.

Simplicia

         Simplicia was organized in July, 2001 under the laws of Delaware for the purpose of entering into the business of recycling wireless assets.

         We have filed a registration statement pursuant to the Securities Act of 1933 in order to

-        become a reporting issuer, and
- raise funds to offset the cost of becoming a reporting issuer, it is our view that by becoming a reporting issuer we will be in an improved position to effect private placement and or public financings in the future; and
- to satisfy certain of our obligations under a letter of Intent dated December 12, 2001.

         By Agreement dated August 1, 2001 by and among ourselves, Humanity Direct Wireless Networks Inc. ("Humanity") , a company incorporated under the Canada Business Corporation Act and the Phones for Sight Foundation (the "Foundation"), a company limited by guarantee and not having share capital under the Company's Act of 1985 and 1989 (UK) Humanity granted us the sale and exclusive rights to the collection, refurbishment and resale of cellular phones and other devices (collectively, the "telecommunications devices")in the United States, its territories and possessions, as well as the right to the use of its proprietary business plan in connection with the refurbishment and resale of the telecommunications devices.

         Subsequently, on December 12, 2001, we entered into a non-binding letter of Intent with Humanity. In The Letter of Intent we agreed to consider the possible acquisition of Humanity in consideration of a number of shares (or securities exchangeable or convertible into shares) of the our common stock equal to 85% of the to be issued and outstanding shares of our common stock after giving effect to the consummation of the possible acquisition.

         The possible acquisition is contingent upon a number of conditions being satisfied; among the conditions to be satisfied are the following:

(a) We shall have filed a registration statement with the United States Securities and Exchange Commission (the "SEC"), which registration statement shall have been declared effective by the SEC no later than April 30,2002; although the filing of the registration statement of which this prospectus is part, satisfies a portion of this condition, there is no assurance that it will be declared effective prior to April 30, 2002.

(b) We shall have raised through the sale of our common stock at least US$100,000 no later than June 30, 2002; we are looking to raise up to a maximum of $75,000 in this offering; if we do not raise at least $65,000 we may not satisfy this condition.

(c) Our common stock of shall be quoted for trading on the NASD OTCBB; there is no market for our common stock; we have no understandings with anyone regarding such a market or a listing on any exchange and/or the NASD OTCBB.

(d) The shareholders of Humanity must approve the possible acquisition; and

(e) Humanity shall have been satisfied with the results of its due diligence investigations in respect of us and the possible acquisition.

(f) The negotiation and execution of a definitive acquisition agreement.

Accordingly, there is no assurance that either we or Humanity will be in a position to consummate the possible acquisition. The Letter of Intent terminates automatically on June 30, 2002.

         Humanity had acquired the worldwide rights from the Foundation under an agreement dated June 25, 2001 (the "Assigned Agreement"). The Foundation granted to Humanity the sole and exclusive right, on the worldwide basis, to purchase all non-refurbished wireless assets that were collected by the Foundation through its Phones for Sight Initiative. The Foundation, through this initiative, seeks to collect wireless assets and to raise funds for its purposes via the refurbishment and resale of such wireless assets.

         The Foundation is a non-profit charitable entity with the long-term goal of funding the elimination of avoidable blindness. The Foundation's global fundraising strategy centers on collecting deactivated cell phones and selling them to wholesale cellular refurbishes. The Foundation's collection efforts will focus on mobilizing deactivated cell phones from the wireless carriers, the corporate community and the retail market on a global basis.

Our Offices and Telephone Number

         Our offices are located at 280 Fairways Bay NW, Airdrie, Alberta, Canada T4B 2P6. Our telephone number at our corporate offices is (403) 615-5609.

The Offering

         We are offering to sell up to 300,000 shares of our common stock at a price of $0.25 per share on a direct basis. We are offering the shares directly through our officers and directors on a no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. We will use the proceeds, as discussed in the prospectus, as we receive them. There is no maximum investment amount per investor. The minimum number of shares an investor may purchase is 1000 shares.

Common Stock Outstanding Prior to and after the Offering

         We currently have 1,600,000 shares issued and outstanding. Assuming all of the shares are sold in this offering, we will have 1,900,000 shares issued and outstanding.

Use  of proceeds

The proceeds from the sale of the shares will be utilized to offset the costs of becoming a reporting issuer and for general working capital purposes.

Term of Offering

The Offering will terminate on or before __________[a date which is 120 days from the date of this prospectus].

                                  RISK FACTORS

         An investment in our shares is highly speculative, involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision should carefully consider the following risk factors, together with the other maters referred to herein, including the financial statements and notes thereto. You should consider carefully the following risks before you decide to buy our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks.

Our long term liquidity and capital resources are uncertain.

         In the event that our cash reserves are depleted, we may need to seek additional capital. If we do, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our long term requirements. From the date of inception through August 31, 2001 we have not earned any income and have incurred losses totaling $6,016. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected.

The market for communications equipment products and services is rapidly changing.

Our future will depend on the growth of the wireless equipment market. The growth in the market for wireless equipment products and services is dependent on a number of factors. These factors include:
o the amount of capital expenditures by network providers;
o regulatory and legal developments;
o the addition of new customers to the market; and
o end-user demand for wireless assets.

   We cannot predict whether the market for refurbished wireless assets will develop rapidly. Also, we cannot predict technological trends or new products in this market. In addition, we cannot predict whether our products and services will meet with market acceptance or be profitable. We may not be able to compete successfully, and competitive pressures may materially and adversely affect our business, operating results and financial condition.

We may not be able to compete successfully against current and future competitors who are better financed than we are or are using a more evolved technology.

         There are no patents available for the business being undertaken and thus there are no barriers to competition. Companies with greater financial, technical, and marketing resources could severely impact our business model if they enter our industry.

         Competing technologies or any new technologies may provide significant competition for us. We cannot assure you that one or more of the technologies that we sell will not become inferior or obsolete at some time in the future.

The wireless telecommunications industry is experiencing significant technological change which may adversely affect demand for our products if we are unable to anticipate and adapt to rapidly changing technology.

         The wireless equipment industry is characterized by rapid technological change. In our industry, we also face evolving industry standards, changing market conditions and frequent new product and service introductions and enhancements.

         Technological changes that are affecting the telecommunications industry may adversely affect our business model. Examples are as follows

        . the increasing pace of digital upgrades in existing analog wireless systems,

        . evolving industry standards,

        . ongoing improvements in the capacity and quality of digital technology,

        . shorter development cycles for new products and enhancements, and

        . changes in end-user requirements and preferences.

         The introduction of products using new technologies or the adoption of new industry standards can make existing products or products being refurbished obsolete or unmarketable. In order to grow and remain competitive, we will need to adapt to these rapidly changing technologies, to enhance our existing solutions, and to introduce new solutions to address our customers' changing demands.

         If we fail to anticipate or respond on a cost-effective and timely basis to technological developments, changes in industry standards or customer requirements, or if we have any significant delays in product development or introduction, our business, operating results and financial condition could be affected in a material adverse way. Our business plan may not be transferable to new technological developments.

         Like others in the industry, we are uncertain about the extent of customer. We cannot predict the effect of technological changes on our business, and it is possible that technological developments will have a material adverse effect on us.

Possible health effects of radio frequency emission may adversely affect the demand for cellular telephone services.

         Media reports have suggested that certain radio frequency emissions from portable cellular telephones may be linked to cancer and interfere with heart pacemakers and other medical devices. Concerns over radio frequency emissions and interference may have the effect of discouraging the use of cellular telephones, which could have an adverse effect upon our business. There is no assurance that government authorities would not increase regulation of cellular telephones resulting from these concerns or that cellular telephone companies may be liable for costs or damages associated with these concerns.

Our future performance is dependent on our ability to retain key personnel.

         Our performance is substantially dependent on the performance of our senior management and sales personnel. In particular, our success depends on the continued efforts of our president, Robert Auld and our vice president , Riaz Sumar. The loss of the services of either of Messrs. Auld or Sumar could have a material adverse effect on our business, results of operations and financial condition. We do not have employment agreements in place with our senior management or key employees.

Since we have not yet generated revenues, we expect that our operating results fluctuate significantly.

         Our operating results vary significantly from quarter to quarter. These fluctuations are the result of a number of factors, including:
         o the volume and timing of orders from and shipments to major customers;
         o the timing of and the ability to obtain new customer contracts;
         o the timing of new product and service announcements;
         o the availability of products and services;
         o the overall level of capital expenditures by public network providers;
         o the market acceptance of our products and services or variations in the mix of products and services we sell; and
         o the availability and cost of key components.

         We plan to grow through acquisition and expansion. Our expense levels are based in part on expectations of future revenues. If revenue levels in a particular period are lower than expected, our operating results will be adversely affected.

The regulatory environment in which we operate is changing.

         The wireless equipment industry is subject to regulation in the United States and other countries. Our business is dependent upon the continued growth of the industry in the United States and internationally. Federal and state regulatory agencies regulate most of our domestic customers. Changes in current or future laws or regulations in the United States or elsewhere could adversely affect our business.

We may be unable to identify or complete suitable acquisitions and investments.

         We may acquire or make investments in complementary businesses, products, services or technologies. We cannot assure you that we will be able to identify suitable acquisitions or investment candidates. Even if we identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms, if at all. If we acquire a company, we may have difficulty assimilating its businesses, products, services, technologies and personnel into our operations. These difficulties could disrupt our ongoing business, distract our management and workforce, increase our expenses and adversely affect our results of operations. In addition, we may incur debt or be required to issue equity securities to pay for future acquisitions or investments. The issuance of any equity securities could be dilutive to our shareowners.

Our management is inexperienced in managing a public company.

         Our current management has had limited experience in managing a public company or a large operating company. There can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to fully exploit the market opportunities for our products and services. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares and the penny stock rules.

         There is no current trading market for our shares and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known at the "pink sheets" or on the NASD Bulletin Board, which may limit their marketability and liquidity.

         To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our shares. Further, we have not had any discussions with any market maker regarding the participation of any market maker in the future trading market, if any, for our shares. In addition, holders of our common stock may experience substantial difficulty in selling their securities including as a result of the "penny stock rules," which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

A substantial amount of the proceeds we raise in this offering will not be utilized for the growth of our business.

         Of the proposed maximum offering, we expect to use $15,000 to pay the remainder of our costs of the offering, estimated at $50,000. Therefore, approximately $60,000 of the maximum offering will be available for use in the growth of our business in general.

Future sales of shares may adversely impact the value of our stock.

         The total amount of shares covered by this prospectus would represent approximately 16% of the number of our outstanding shares on the date of this prospectus. If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline.

The offering price of our shares was arbitrarily determined by us.

         Prior to this offering, there has been no public trading market for our shares. The initial public offering price of our shares has been arbitrary determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our relative requirements.

Since we are in the early stage of development and have no operating history, it may be difficult for you to assess our business and future prospects.

         We were only recently incorporated; since incorporation our activities were limited to corporate administrative matters, initial financing and negotiation of the terms of the Humanity Agreement. There is nothing at this time upon which to base an assumption that our plans will prove successful, and there is no assurance that we will operate profitably. We have limited resources and have had no revenues to date. See "Business."

We may lose our rights under the Humanity Agreement if we are in default of any of the terms of the Humanity Agreement and we fail to cure that default within 30 days of being notified that we are in default. We may also lose our rights if we fail to make royalty or rights payments required under the terms of the Humanity Agreement.


We have limited marketing resources and have had no experience in marketing telecommunications devices.

         We have no sales and marketing capabilities with respect to telecommunications devices. According, we intend to use a portion of the proceeds of this offering to develop our own sales and marketing force. The development of an internal sales and marketing capability will entail significant expenditures, management resources and marketing capability. If we are unable to establish our own marketing capability, we will need to enter into a joint venture, distribution or other arrangement with a third party with established marketing resources. There can be no assurance that we would be able to enter into third-party sales and marketing arrangements on favorable terms or at all. In any event, arrangements with third parties would typically entail sharing a significant percentage of sales which would reduce the profit margin on sales of the telecommunications devices.

We will need additional financing to fund our business.

         After the net proceeds of the offering have been exhausted (which is currently expected to be September 30, 2002), we may require additional financing in order to carry out our business plan. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to implement our business plan may be adversely affected.

We need to attract, retain and motivate skilled personnel and retain our key personnel in order for our business to succeed.

         We believe that our future success will depend in large part upon our ability to attract and retain highly skilled scientific, managerial and marketing personnel. We face competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that we will be successful in hiring or retaining the personnel we require.

If a market were to develop for our shares, the share prices may be highly volatile.

         The market prices of equity securities of telecommunications companies have experienced extreme price volatility in recent years for reasons not necessarily related to the individual performance of specific companies. Accordingly, the market price of our shares following this offering may be highly volatile. Factors such as announcements by us, or our competitors concerning products, patents, technology, governmental regulatory actions, other events affecting wireless devices and telecommunications companies generally and general market conditions may have a significant impact on the market price of our shares and could cause it to fluctuate substantially.

We have a large number of restricted shares outstanding, the potential sale of which under Rule 144 may impact the price of our stock should a public trading market ever develop.

         Of the 150,000,000 shares of our common stock authorized, there are presently issued and outstanding 1,600,000. All are "restricted securities" as that term is defined under the Securities Act of 1933, and in the future may be sold in compliance with Rule 144 of the Securities Act of 1933, or pursuant to a Registration Statement filed under the Securities Act of 1933. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of our outstanding shares every 3 months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. That public information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule 15c 2-11 of the Exchange Act. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of a company and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a Registration Statement filed under the Securities Act, may have a depressive effect on the market price of our securities in any market that may develop for our shares. Presently 1,600,000 of the outstanding shares will be available for sale under Rule 144 when applicable. The currently issued and outstanding shares will not be available for resale under Rule 144 until at least August 31, 2002.

         Possible Issuance of Additional Shares Sales May Impact The Price Of Our Stock Should A Public Trading Market Ever Develop.

           Our Certificate of Incorporation, authorizes the issuance of 150,000,000 shares of common stock. Upon the sale of the maximum shares offered in this offering, approximately 98.73% of our authorized common stock will remain un-issued. Our Board of Directors has the power to issue any or all of such additional common stock without stockholder approval. Potential investors should be aware that any stock issuances may result in a reduction of the book value or market price, if any, of the then outstanding common stock. If we were to issue additional common stock, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of common stock may result in a change of our control.

The offering price of the shares was arbitrarily determined by us and thus, is not an indication of our stock's valuation.

         Prior to this offering, there has been no public trading market for our common stock. The initial public offering price of the Shares has been arbitrary determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our capital requirements over the next 18 months.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

         These forward-looking statements include, without limitation, statements about:

o        our  markets;
o        our  strategies;
o        competition;
o        expected  activities  and expenditures as we pursue our business plan;
         and
o        the  adequacy  of  our  available  cash  resources.

         These statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering.

         The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

                                 USE OF PROCEEDS

We have filed a registration statement pursuant to the Securities Act of 1933 in order to

-             become a reporting issuer;
- raise funds to offset the cost of becoming a reporting issuer, it is our view that by becoming a reporting issuer we will be in an improved position to effect private placement and or public financings in the future; And
- to satisfy certain of our obligations under the Letter of Intent signed December 12, 2001.

         The shares are being offered directly by us on a no minimum basis. If the 300,000 shares offered are sold, the gross proceeds of this offering will be $75,000 and the net proceeds will be $25,000.00 after deducting the estimated expenses of the offering. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $50,000.00. Such expenses will be paid from the offering proceeds to the extent available and required. If we fail to raise sufficient funds to pay the offering expenses we will pay any such deficiency from our existing working capital.

         Since there is no minimum amount to be raised, proceeds from our sale of shares will be available for use by us as the funds are received. All subscriptions that are accepted by us are, subject to any applicable laws, irrevocable. Because we are offering the shares on a direct basis, we cannot represent what percentage of the offered shares we will actually sell. We will receive none of the proceeds from the sale of the shares by the registered shareholders.

         The following table shows our intended application of the use of proceeds as a percentage of the gross proceeds received from a minimum of 25% to a maximum of 100%:


============================================================================================================
Intended use of proceeds                     25%              50%                75%                100%
------------------------------------------------------------------------------------------------------------
 Proceeds                                $18,750          $37,500            $56,250             $75,000
------------------------------------------------------------------------------------------------------------
      Use of Proceeds
------------------------------------------------------------------------------------------------------------
 Offering expenses                        50,000           50,000             50,000              50,000
------------------------------------------------------------------------------------------------------------
 Working Capital                         (31,250)         (12,500)             6,250              25,000
============================================================================================================
 Total                                   $18,750         $ 37,500            $56,250            $ 75,000
============================================================================================================

         The foregoing represents our best estimate of our allocation of the net proceeds of the sale of the shares based upon our currently contemplated operations, our business plan and current economic and industry conditions and is subject to reapportionment of proceeds among the category listed above or to new categories in response to, among other things, changes in our plans, regulations, industry conditions, future revenues and expenditures and the amount of the proceeds from the Offering. The amount and timing of expenditures will vary depending on a number of factors, including changes in our contemplated operations or business plan which may be affected by any delays in the marketing and development and success of our business activities and changes in economic and industry conditions. Any reallocation of the net proceeds of the offering will be made at the discretion of our board of directors but will be a part of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

         Based on our operating plan, we believe that the net proceeds of this offering will be sufficient to satisfy capital requirements and finance our operations for a least the next 12 months. Such belief is based upon certain assumptions, and there can be no assurance that such assumptions are correct. We may be required to raise substantial additional capital in the future in order to carry out business plan. In addition, contingencies may arise which may require us to obtain additional capital. Accordingly, there can be no assurance that such resources will be sufficient to satisfy capital requirements for such period. After the 12 month period, we anticipate that additional financing may be required in order to meet our current plans for expansion. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, we may be unable to implement our business plan.

         Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.

         It may be necessary for us to incur some administrative costs for preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $10,000 through December 31, 2002. It is expected that these costs would be paid from existing working capital and cash flow from operations. We expect to keep any proceeds not utilized for these purposes in a working capital reserve for payment of unexpected operating expenses.

         Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

         There is no trading market for our shares. The initial offering price of $0.25 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

o        The lack of trading market
o        The proceeds to be raised by the offering
o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders
o        Our capital requirements

         We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

                                    DILUTION

         The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

         Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At August 31, 2001, we had a net tangible book value of $18,904 OR $ .02 per share.

         After giving effect to the sale of the 300,000 shares being offered at an initial public offering price of $0.25 per share and after deducting estimated expenses of this offering ($50,000), our adjusted net tangible book value at August 31, 2001 after the offering would have been $43,904 or $.02 per share, representing an immediate increase in net tangible book value of $.01 per share to the existing shareholders and an immediate dilution of $.23 or 91% per share to new investors.

         The following table illustrates the above information with respect to dilution to new investors on a per share basis:

Initial public offering price                                             $ 0.25
Pro forma net tangible book value at August 31, 2001                        0.01
Increase in pro forma net tangible book value attributed to new investors   0.01
Adjusted pro forma net tangible book value after offering                   0.02
Dilution to new investors                                                   0.23

         The following table sets forth, on a pro forma basis as of August 31, 2001, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, percentage ownership of those shares, the total consideration paid, the percentage of consideration paid and the average per share.


                                   Shares Purchased                  Total Consideration               Average
                                                                                                   (Approximately)
                         -------------------------------------- ------------------------------- ----------------------
                               Number            Percentage         Number        Percentage       Price per Share
                         -------------------- ----------------- --------------- --------------- ----------------------
Existing shareholders         1,560,000             84%            $ 24,920          25%                 .02
New investors                   300,000             16%              75,000          75%                 .25
                         -------------------- ----------------- --------------- --------------- ----------------------
    Total                     1,860,000             100%            99,920           100%                .05
                         ==================== ================= =============== =============== ======================





                              PLAN OF DISTRIBUTION

         We are offering to sell up to 300,000 shares of our common stock at a price of $0.25 per share directly on a no minimum basis This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. The minimum number of shares you can purchase is 1000.

         There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. This is a direct offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our principal executive officers and directors. No compensation is to be paid to any person for the offer and sale of the shares. Our officers and directors may distribute prospectuses related to this offering. We estimate that approximately 100 Prospectuses will be distributed by them. They intends to distribute prospectuses to acquaintances, friends and business associates.

         Although our officers and directors are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they are not deemed to be a broker for the following reasons:

* They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.
* They will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
* They is not an associated person of a broker or dealers at the time of her participation in the sale of our securities.
*        They will restrict their participation to the following activities:
         * Preparing any written communication or delivering that communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;
         * Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided however, that the content of those responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and

         * Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Method of Subscribing

         You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.25 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Simplicia Telecommunications, Inc." and delivered to us. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration Date

         This offering will expire 120 days from the date of this prospectus. Legal Proceedings

         We are not a party to any pending legal proceeding.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

         We were organized in July, 2001. Since our inception, and prior to July 2001, we have engaged only in corporate administrative and financing activities and the negotiation of the Humanity Agreement.

         We have filed a registration statement pursuant to the Securities Act of 1933 in order to

         -        become a reporting issuer;
         - raise funds to offset the cost of becoming a reporting issuer, it is our view that by becoming a reporting issuer we will be in an improved position to effect private placement and or public financings in the future; and
         - To satisfy certain of an obligations under the Letter of Intent.

Liquidity And Capital Resources

         We have cash on hand as of November 30, 2001 of approximately $12,000.00. We have also paid $23,000.00 towards offering expenses of which $3,500 represented accounting fees and $17,500 represented legal fees and expenses. We feel that our cash on hand plus the maximum proceeds from the offering will be sufficient to satisfy our current requirements through September 2002. We expect to use the proceeds from this offering, after having paid offering expenses, for working capital purposes.

         Since we are able to sell refurbished wireless assets before we are required to pay any royalties or rights payments, we don't anticipate having to use the proceeds from this offering for those purposes.

          However, we may require significant additional financial resources for future expansion. It is not possible to quantify what amount may actually be required. If needed, we may seek to obtain the financing through public or private equity offerings. If we are unable to generate the required amount of additional capital, our ability to implement our expansion strategies may be adversely affected. No specific plans exist for a financing at this time.

         We believe that the net proceeds from this offering (if fully subscribed), and when combined with our cash on hand, will be sufficient to meet our capital and operating requirements for a period of 12 months. After such period, we may need additional financing. There is no assurance that we would be able to obtain such financing on terms that are commercially viable.

                                    BUSINESS

Background

         By Agreement dated August 1, 2001 by and among ourselves, Humanity and the Foundation, Humanity granted us the sale and exclusive rights to the collection, refurbishment and resale of telecommunications devices in the United States, its territories and possessions, as well as the right to the use of its proprietary business plan in connection with the refurbishment and resale of the telecommunications devices.

         Humanity had acquired the worldwide rights from the Foundation under an Assigned agreement. The Foundation granted to Humanity the sole and exclusive right, on the worldwide basis, to purchase all non-refurbished wireless assets that were collected by the Foundation through its Phones for Sight Initiative. The Foundation, through this initiative, seeks to collect wireless assets and to raise funds for its purposes via the refurbishment and resale of such wireless assets.

         The Foundation is a non-profit charitable entity with the long-term goal of funding the elimination of avoidable blindness. The Foundation's global fundraising strategy centers on collecting deactivated cell phones and selling them to wholesale cellular refurbishes. The Foundation's collection efforts will focus on mobilizing deactivated cell phones from the wireless carriers, the corporate community and the retail market on a global basis.

 Humanity Agreement:
 -------------------

         Under the terms of the Humanity Agreement:

       - we paid to Humanity the amount of (ten) US Dollars (USD$10.00) for the sole and exclusive right in the United States of America, its territories and possessions to carry out Humanity Proprietary Business Plan and any modifications thereof;
       -      We will pay the Foundation Royalties as follows;

---------------------------------------- -------------------------------------
          Net Proceeds CDN$ *                     Royalty % of Net Proceeds
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
          $0.00 - $500,000.00                                1.5%
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
      $500,000.01 - $1,000,000.00                            3.0%
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
     $1,000,000.01 - $2,000,000.00                           4.0%
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
     $2,000,000.01 - $5,000,000.00                           5.0%
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
        $5,000,000.01 and Over                              10.0%
---------------------------------------- -------------------------------------

         * Net proceeds are based upon funds actually received by us and do not include any receivable amounts, excise taxes, or bad debts.

- We will also pay to Humanity US$1.00 per Telecommunications Device resold at a specified minimum price by us (the "Rights Payment"). The Rights Payment is payable on a quarterly basis and is due no later than the 30th day after the end of each quarter.


         Commencing on January 1, 2002 (the "Deliverable Date"), the Foundation is required to deliver to us not less than 20,000 Telecommunications Devices monthly ("Minimum Deliverable") that can be refurbished and resold on commercially reasonable terms in accordance with the Proprietary Business Plan. An earlier Deliverable Date may be implemented at our option upon 30 days written notice to the Foundation.

         The Humanity Agreement may be terminated by the Foundation upon six (6) months' prior written notice to us if (i) we are in default of our obligations under the Agreement and we fail to cure such default within thirty (30) days following written notice thereof delivered by the Foundation to us, or (ii) if we fail to make the Rights Payment to Humanity.

         The Humanity Agreement may be terminated by us upon six (6) months' prior written notice to the Foundation if (i) the Foundation is in default of its obligations under Agreement and fails to cure such default within thirty
(30) days following written notice thereof delivered by us to the Foundation, or
(ii) if the Foundation fails to make the Minimum Deliverable.

         The Agreement may also be terminated by us upon six (6) months' prior written notice to the Humanity if Humanity is in default of its obligations under Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by us to Humanity.

         In the event that the Assigned Agreement between the Foundation and the Humanity is terminated for any reason, the Assigned Agreement shall be deemed to exist in its entirety with us except that it will only apply to the United States of America, its territories and possessions and no further Rights Payment shall be due to Humanity.

         Subsequently, on December 12, 2001, we entered into a non-binding letter of Intent with Humanity. In The Letter of Intent we agreed to consider the possible acquisition of Humanity in consideration of a number of shares (or securities exchangeable or convertible into shares) of the our common stock equal to 85% of the to be issued and outstanding shares of our common stock after giving effect to the consummation of the possible acquisition.

         The possible acquisition is contingent upon a number of conditions being satisfied; among the conditions to be satisfied are the following:

(g) We shall have filed a registration statement with the SEC, which registration statement shall have been declared effective by the SEC no later than April 30,2002; although the filing of the registration statement of which this prospectus is part, satisfies a portion of this condition, there is no assurance that it will be declared effective prior to April 30, 2002.

(h) We shall have raised through the sale of our common stock at least US$100,000 no later than June 30, 2002; we are looking to raise up to a maximum of $75,000 in this offering; if we do not raise at least $65,000 we may not satisfy this condition.

(i) Our common stock of shall be quoted for trading on the NASD OTCBB; there is no market for our common stock; we have no understandings with anyone regarding such a market or a listing on any exchange and/or the NASD OTCBB.

(j) The shareholders of Humanity must approve the possible acquisition; and

(k) Humanity shall have been satisfied with the results of its due diligence investigations in respect of us and the possible acquisition.

(l) The negotiation and execution of a definitive acquisition agreement.

Accordingly, there is no assurance that either we or Humanity will be in a position to consummate the possible acquisition. The Letter of Intent terminates automatically on June 30, 2002.

Our Intended Business
---------------------

         We intend to collect unused wireless assets through the Foundation's charitable-based collection network, add value through the refurbishing process and use contracted sales agents to distribute product to growing domestic and emerging markets.

         We believe that there is a demand for refurbished product in order to satisfy the wireless infrastructures being developed in the emerging economies as they cannot obtain a consistent supply of new cell phone product.

         In addition, we recognize that refurbished cellular telephone equipment provides North American service providers with the opportunity to penetrate domestic price-sensitive markets by providing low-cost terminal equipment.

         According to our research, global cell phone usage is expected to exceed a billion subscribers by 2003 and market penetration is only at 20% in North America but is expected to rise to 70% by 2008. Cell phone adoption patterns and market segmentation indicates that much of this additional growth will be generated by the price-sensitive consumer.

         Wireless infrastructures are expected to replace landline systems in many regions as installation is less costly and connectivity costs (airtime) are comparable. Due to technological advancements, product penetration, rapid product turnover and environmental concerns, there exists a supply of surplus mobile wireless assets. These are primarily cell phones but also include personal organizers (Palm Pilots), wireless-enabled laptops and pagers. We intend to reclaim the value in these surplus assets.

         We will be the exclusive purchaser in the United States of all product sourced through the global collection efforts of the Phone for Sight Foundation. The cell phones will be refurbished to insure good working order. Refurbishing production capacity will be established through strategic alliances, outsourcing or new construction. This capacity will be matched with the Foundation's main product collection centers.

         We currently have a relationship in the US with Recellular Incorporated that was established by Humanity Direct. Recellular Incorporated will purchase a number the collected phones from us. ReCelluar Wireless has provided Humanity with a letter of intent to purchase a number of phones every month. Since we have the rights in the United States, its territories and possessions, to carry out the Humanity business plan, we will replace Humanity in that letter of intent.

         There exists a large market for recycled cellular phones within North America. As Cellular Service Providers shift their marketing focus from the mid / high income market segment to the price-sensitive consumer segment in an attempt to secure market share and maximize infrastructure utilization, the demand for low-cost end user equipment increases. Through our relationship with Recellular and other refurbishing and sales agents we will be able to meet this demand with high-quality refurbished equipment.

         Internationally, product demand exists to satisfy the enormous wireless infrastructures being developed in the emerging economies. With the US being one of the largest target markets for collection of used mobile assets, these markets will be a prime target for Simplicia. Due to the relatively low cost of refurbished wireless assets a new cellular phone market can be developed. We have been given the authority, by Humanity, to sell phones collected in the United States, its territories and possessions to emerging markets such as Africa.

The Phones For Sight Foundation

         The Phones for Sight Foundation was established in 2000 to take part in the fight against avoidable blindness and to support blind citizens globally. The Phones for Sight program will raise funds through the collection of the worlds deactivated cell phones. Cell phones are a serious environmental hazard, not suitable for landfill disposal due to the cadmium in the batteries. They are a perfect product to recycle. The telecommunications cell phones will be resold to the refurbishing wholesale industry. Humanity obtained the global rights to purchase all collected wireless assets from the Foundation for refurbishment and resale. In an agreement dated August 1, 2001 between the Foundation, Humanity and ourselves, we were granted these rights in the United States and were granted the rights to use the Business Plan of Humanity as necessary for the collection, refurbishment, and resale of wireless assets.

         Primary subscriber market growth, combined with rapid technological developments in the wireless market has created a surplus of cell phones and other wireless appliances. Proposed European environmental legislation (effective 2004) will dramatically effect how cell phone manufacturers dispose of their hazardous components. This legislation under the "Take Back Initiative" by ETEL (European Telecom Association) will contribute to this asset base and help insure that much of the wireless assets remain to be re-introduced to the market. We expect that similar legislation will also be implemented in the United States.

Product Type:
-------------

         In Europe, GSM technology accounts for 90%+ of the wireless market. In North America, there is a much broader mix of systems with GSM comprising around 10% of the Market. Recently the major manufacturers have expressed a willing to move a consistent technology framework (Globe and Mail, April 2001).

Market Penetration:
-------------------

                  It has been reported that US and Canadian penetration was around 20% in 1999 but is expected to grow to 40% by 2005 and 70% by 2008.

Market Size:
------------

                  It has been reported that the global growth rates for wireless markets will reach into the 30%-40% region for 2001 and likely higher going forward.. Wireless airtime costs are now competitive with landline systems, spurring a push for the consumer to abandon landline connectivity for the convenience of mobile. When this conversion accelerates, the wireless market is expected to quadruple in the next decade; all personal communications may take place in the wireless market.

Churn Rates:
------------

         A sustainable supply of wireless assets is paramount to both the Foundation achieving their humanitarian mission and for the success of Simplicia. The US refurbishing industry has not flourished due to its inability to collect a consistent volume of surplus cell phones. The greatest challenge has been how to motivate the world's telecom companies, major corporations and private citizens to donate or return their used wireless assets into the hands of the private sector for either charitable, profit or environmental reasons. Simplicia will overcome this obstacle by purchasing wireless assets from the Foundation.

         Anticipated churn rates for all wireless assets are estimated at 25-30%. This will deliver millions of potential new product into the market place every year for conservatively 10 years before penetration flat-lines. The move to web-access cellular is accelerating - one commentator estimates that 48 million people will surf the web with "smart" mobile phones by 2002, growing to 204 million by 2005. Many believe that voice recognition internet software will drive the 3rd wave product turnover in cell technology. This all results in increased asset flow to Simplicia.

Wholesale Market:
-----------------

         The wholesale market is split between the mature markets of North America, Europe, Australia and Asia and the developing economy countries, each with different needs.

Mature Markets:  Increasing Market Penetration
----------------------------------------------

         The issue in the developed markets is not so much availability but rather increased market penetration. Refurbished product sold to the carriers will form their entry point product for pre-paid sales. Many carriers are promoting entry point product as a security feature for children, the elderly, etc. These phones simply need to be able to make/receive calls and refurbished product achieves this at a reasonable price. Europe possesses a much higher rate of pre-paid systems than in the US (fifteen to one). However, pre-paid is accelerating its market penetration in North America as it has proven to be a more efficient and profitable system for the carriers. As in the developing markets, the carriers will be our primary wholesale target.

         We believe there is also a substantial corporate pre-paid market opportunity. We believe that pre-paid will be attractive to the corporations as they can control how much their employees spend on airtime and hence, their costs. Refurbished sales efforts will target the corporate market through two channels. First, as a source of less expensive phones that can be used by their employees and second, as a branded price-point cell phone product that can be sold through their retail chains. We will attempt to develop a co-branding strategy for these clients, such as the "Phones for Sight" pre-paid cell phone to strengthen brand loyalty and increase sales.

         We believe that, through our relationship with the Foundation, we will have a reliable supply of wireless assets. With respect to the demand side of the equation, we believe we have found a buyer of all the refurbished wireless assets we are able to produce. This is solidified by a letter of intent between Recellular Incorporated and Humanity indicating ReCellular Incorporated's desire to purchase from us our collected cellular assets.

         ReCellular Incorporated is the world leader in trading and refurbishing wireless equipment. Established in 1991, they have pioneered and defined wireless refurbishing for over 10 years. They work with all levels of wireless service providers from the largest carriers to the smallest agents.

Competition

         There are no patents available for the business being undertaken and thus there are no barriers to competition. Companies with greater financial, technical, and marketing resources could severely impact our business model if they enter our industry.

         Competing technologies or any new technologies may provide significant competition for us. We cannot assure you that one or more of the technologies that we sell will not become inferior or obsolete at some time in the future. New technologies that are comparable to cellular service include:

                  .personal communications services, .

                  .ESMR and

                  .satellite-based services.

         Personal communications services refer to the series of two-way communication licenses recently awarded by the FCC which are expected to use digital wireless technologies. Many personal communication services licensees who will compete with us have access to substantial capital resources. In addition, many of these companies, or their affiliates, already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace.

         ESMR is a two-way wireless communications service that incorporates characteristics of cellular technology, including many low-power transmitters and connection with the network that provides traditional telephone services. ESMR service may compete with cellular service by providing digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging. Nextel Communications, Inc. is the primary provider of such services today. The FCC has issued a number of licenses for satellite-based services that would enable subscribers to access mobile communications systems throughout the world. Additional proposals for the provision of satellite services remain pending with the FCC and foreign regulatory bodies must approve certain aspects of some satellite systems.

         Competition in the industry is intense. We believe that competition may increase substantially with the increased use of wireless assets. We believe our success in competing with other companies in our industry will depend primarily on our engineering, manufacturing and marketing skills, the price, quality and reliability of our products, and our delivery and service capabilities. We anticipate increasing pricing pressures from current and future competitors. Many of our foreign and domestic competitors have more extensive engineering, manufacturing, marketing, financial and personnel resources than we have. As a result, they may be able to respond more quickly to changes in customer requirements. We cannot predict whether we will be able to compete successfully with our existing and new products and services or with current and future competitors.

         In addition, we believe that technological change, the increasing addition of Internet/data, video, voice, and other services to networks, continuing regulatory changes and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment. The full scope and nature of these changes is difficult to predict at this time. Increased competition could lead to price cuts, reduced gross margins and loss of market share, which may seriously harm our business, operating results and financial condition.

Employees

         As of November 15, 2001 we had no employees.

Properties

         We currently are using the offices of our President on a month to month, rent free basis.


                                   MANAGEMENT


         Our director(s), executive officer(s) and other key employees, and their ages, as of the date of this prospectus, are as follows:

Name                 Age           Positions held                    Since
----                 ---           --------------                    -----
Robert G. Auld       29            President                         July 2001
Riaz Sumar           31            CFO & Corporate Secretary         July 2001


The backgrounds of our directors, executive officers and significant employees are as follows:

Robert G. Auld MBA, PEng President

In the last 5 years Robert Auld has held a number of positions in key management roles. Since July, 2001 Robert Auld has served as President of Simplicia. Between January 2000 and present Robert Auld has been the President of Auld Management Consulting. Since April, 2001 Robert Auld has held the position of President and CEO of North American Gem Inc. Between November 1998 and January 2000, Robert Auld held the position of Senior Project Manager with IBM Canada. Between November 1995 and November 1998, he was employed by Computing Devices Canada a division of General Dynamics. He has managed various telecommunications and computer infrastructure projects ranging in size from $500,000 to

$50,000,000 for clients including IBM, Canadian Department of National Defense, General Dynamics, and, Alberta Treasury Branches.

Riaz Sumar CGA, Secretary

Since April, 2001 Robert Auld has held the position of President and CEO of North American Gem Inc. From 1996 until present Riaz Sumar has been the controller for Tracer Petroleum Corporation, a publicly traded international oil and gas company. His responsibilities included financial and public reporting as well as corporate governance. More recently, Mr. Sumar also worked with Corona Ventures Group Ltd., a private venture capital company where he helped analyze business plans of various companies and provided management support for companies that were in development stages.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated our directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

         There are no family relationships between any of our directors, executive officers and other key personnel.

         All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

         During the past ten years none of our directors, executive officers, promoter or control persons of the Company were:

         (1) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (4) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

         The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during each of the years ended August 31, 1999, 2000 and 2001. None of our other executive offices received salary and bonus exceeding $100,000 during those years.

---------------------------------------------------------------------------------------------------------
                                       Summary Compensation Table
---------------------------------------------------------------------------------------------------------
------------------------------------------------- -------- -------------- ---------- --------------------
                                                                                         All Annual
          Name and Principal Position              Year       Salary        Bonus       Compensation
          ---------------------------              ----       ------        -----       ------------
                                                                                            (**)
------------------------------------------------- -------- -------------- ---------- --------------------
------------------------------------------------- -------- -------------- ---------- --------------------
Robert Auld, President                            2001     Nil            Nil                Nil
                                                  2000     N/A            N/A                N/A
                                                  1999     N/A            N/A                N/A
------------------------------------------------- -------- -------------- ---------- --------------------
------------------------------------------------- -------- -------------- ---------- --------------------
Riaz Sumar, Corporate Secretary                    2001    Nil            Nil                Nil
                                                   2000    N/A            N/A                N/A
                                                   1999    N/A            N/A                N/A
------------------------------------------------- -------- -------------- ---------- --------------------

Directors' Compensation

         Directors are not compensated for their services.

Employment and Severance Agreement

         There are no employment contracts or agreements between the company and the officers.

         We do not have any employee stock option or other incentive plans

                             PRINCIPAL SHAREHOLDERS

         The following lists as of November 30, 2001 the beneficial ownership of shares of each person known to us who owns more than 5% of our issued and outstanding shares and of our directors, executive officers and significant employees.


---------------------------------------- -------------------------------------- -----------------------
Name and Address of Beneficial Owner     Amount and Nature of Beneficial        Percent of Class
                                         Ownership
---------------------------------------- -------------------------------------- -----------------------
---------------------------------------- -------------------------------------- -----------------------
Robert Auld (1)                                         650,000                         40.6%
280 Fairways Bay NW
Calgary, Alberta T4B 2P5
---------------------------------------- -------------------------------------- -----------------------
---------------------------------------- -------------------------------------- -----------------------
Riaz Sumar (1)                                          650,000                         40.6%
Suite 1204
1030 - 16th Avenue SW
Calgary, Alberta T2R 1N1
---------------------------------------- -------------------------------------- -----------------------
---------------------------------------- -------------------------------------- -----------------------
Joseph Sierchio (2)                                     200,000                         12.5%
150 East 58th Street
New York, New York 10155
---------------------------------------- -------------------------------------- -----------------------
---------------------------------------- -------------------------------------- -----------------------
Christina McDonald (3)                                  100,000                          6.3%
21 Buggey Lane
Ajax, ON
L1S 4S7
---------------------------------------- -------------------------------------- -----------------------

     1) Directors and officer as a group (Mr. Auld and Mr. Sumar) own 83.4% of the issued and outstanding shares in the Simplicia.
     2) Joseph Sierchio is a partner of Sierchio and Company LLP, our legal counsel.
     3) Christina McDonald is the wife of the President of Humanity.

                          DESCRIPTION OF CAPITAL STOCK

         We are authorized to issue 150,000,000 shares of common stock, $.0001 par value per share, of which 1,600,000 shares were issued and outstanding as of the date of this offering memorandum. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

         The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding common stock, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining common stock will not be able to elect any of our directors.

         Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available for that purpose. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of our company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and nonassessable.

         Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders.

Dividends

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our Units in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

         Currently, we are acting as our own transfer agent and registrar for our common stock. Upon completion of the offering we will engage Stocktrans, Inc.,7 E. Lancaster Avenue, Ardmore, Pennsylvania 19003 to act as our transfer agent.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         There has been no trading market for our common stock nor is there any assurance that one will develop. There are currently 4 beneficial holders of our outstanding common stock. The outstanding shares of common stock were sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. All of the shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

         As of the date of this offering memorandum, none our shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act, described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act or another exemption from registration.

         Sales of substantial amounts of our shares under Rule 144, this offering memorandum or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no transactions during the last two years, or proposed transactions, to which we were or are a party in which any of our directors, officers, shareholders, owning more than 5% of our securities or members of their family had or have a material interest. Each of our directors acquired 650,000 shares of our common stock at an aggregate price of $4,950.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Delaware law. This is intended to allow our directors and officers the benefit of Delaware's corporation law which provides that directors and officers of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

         In the event that a claim for indemnification against those liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                                LEGAL PROCEEDINGS

         We are not a party to any pending lawsuit or legal proceedings nor are we aware of any threatened lawsuit or proceeding.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby has been passed upon for us by Sierchio & Company, LLP, New York, New York.

                                     EXPERTS

         The financial statements of Simplicia Telecommunications Inc. at August 31, 2001, appearing in this prospectus and in the registration statement have been audited by Richard Prinzi Jr. CPA., independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Joseph Sierchio, a partner of Sierchio & Company, LLP, our legal counsel, owns 200,000 shares of our common stock.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         We intend to send an annual report, including audited financial statements, to our shareholders. We will also file annual, quarterly and current reports, and other information with the Securities and Exchange Commission.

         Our registration statement and other filings with the Securities and Exchange Commission can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                              Financial Statements


                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                          Index To Financial Statements



                                                                          Page

Report of Independent Public Accounts                                      F2

Financial Statements:

       Balance Sheet-August 31, 2001                                       F3

       Statement of Operations for July 27, 2001 (Date of Inception)
       through August 31, 2001                                             F4

       Statement of Changes in Shareholders' Equity for the period
       July 27, 2001 (Date of Inception) through August 31, 2001.          F5

       Statement of Cash Flows for the period July 27, 2001 (Date
       of Inception) through August 31, 2001.                              F6

Notes to Financial Statements                                           F7 to F9

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------

To The Board of Directors Simplicia Telecommunications, Inc..:

We have audited the accompanying balance sheet of Simplicia Telecommunications, Inc.. (a Delaware Corporation in the Development Stage) as of August 31, 2001, and the related statements of operations, changes in shareholders' equity and cash flows for the period from July 27, 2001 (Date of Inception) through August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simplicia Telecommunications, Inc. as of August 31, 2001, and the related statements of operations, changes in shareholders' equity and cash flows for the period from July 27, 2001 (Date of Inception) through August 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note #1. The financial statements do not include any adjustments that might result from the outcome for this uncertainty.

/s/ "Richard Prinzi Jr., CPA"
Staten Island, New York
December 2, 2001




                                       F2

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                                 Balance Sheets

                                     Assets

                                                                      August 31,
                                                                         2001
                                                                ----------------

Current Assets:
     Cash                                                          $    2,369
     Subscription Receivable                                           15,000
     Prepaid Expenses                                                   3,113
                                                                ----------------

          Total Current Assets                                         20,482
                                                                ----------------

        Total Assets                                                   20,482
                                                                ================

              Liabilities And Shareholders' Equity
Current Liabilities:
     Accounts Payable                                              $   1,578
                                                                ----------------

          Total Current Liabilities                                    1,578
                                                                ----------------

          Total Liabilities                                            1,578
                                                                ----------------

Shareholders' Equity:
     Common stock, $.0001 par value,150,000,000 shares
         Authorized, 1,560,000 shares issued and outstanding             156
     Additional Paid in Capital                                       24,764
                                                                ----------------

          Total Stockholders' Equity                                  24,920

Loss accumulated during the development stage                         (6,016)
                                                                ----------------

          Total Shareholders' Equity                                  18,904
                                                                ----------------

          Total Liabilities and Shareholders' Equity               $  20,482
                                                                ================
                 See Accompanying Notes to Financial Statements



                                       F3

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                             Statement of Operations

                                                             For the period
                                                              July 27, 2001
                                                           (Date of Inception)
                                                           To August 31, 2001
                                                           -------------------
Income:
          Total Income                                     $           0
                                                           -------------------

Expenses:
     Legal & Professional                                          4,551
     Bank Charges                                                     12
     Licenses & Permits                                               10
     Travel                                                        1,443
                                                           -------------------
          Total Expenses                                           6,016
                                                           -------------------

Loss Accumulated During The Development Stage              $      (6,016)
                                                           ===================

Loss per Common Share                                      $      (.0039)
                                                           ===================
Weighted Average of Common Shares Outstanding                  1,560,000
                                                           ===================











                  See Accompanying Notes to Financial Statement
                                       F4

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity



                                                Common Stock                                   Loss
                                        ------------------------------                     Accumulated
                                                                          Additional        During the
                                                                           Paid In         Development
                                                         Par Value         Capital            Stage               Total
                                        ---------------------------------------------------------------------------------------
For the Period July 27, 2001
(Date of Inception)
Through August 31, 2001
----------------------------
Issuance of stock                          1,560,000      $     156     $     24,764                        $      24,920

Loss Accumulated During the
Development Stage                                                                         $     (6,016)            (6,016)
                                        ---------------------------------------------------------------------------------------

Balance, August 31, 2001                   1,560,000      $     156     $     24,764      $     (6,016)     $      18,904
                                        =======================================================================================

















                 See Accompanying Notes to Financial Statements
                                       F5

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows


                                                            For the period July
                                                             27, 2001 (Date of
                                                                Inception) To
                                                               August 31, 2001
                                                            -------------------

  Cash Flows From Operating Activities:
       Loss Accumulated During the Development Stage        $          (6,016)
       Net (increase) decrease in Subscription Receivable             (15,000)
       Net (increase) decrease in Prepaid Expenses                     (3,113)
       Net increase (decrease) in Accounts Payable                      1,578
                                                            -------------------

           Net Cash Used in Operating Activities                      (22,551)
                                                            -------------------

  Cash Flow From Financing Activities:
       Proceeds from issuance of common stock                          24,920
                                                            -------------------

           Net Cash Provided By Financing Activities                   24,920
                                                            -------------------

  Net Increase in Cash:                                                 2,369
                                                            -------------------

  Cash, beginning of period                                                 0
                                                            -------------------

  Cash, end of period                                       $           2,369
                                                            ===================














                 See Accompanying Notes to Financial Statements
                                       F6

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)


                           NOTES TO FINANCIAL STATEMENTS


NOTE 1. COMPANY INFORMATION

Simplicia Telecommunications, Inc.., ("The Company") was organized July 27, 2001, under the laws of the State of Delaware, as Simplicia Telecommunications, Inc.. The Company is currently in the development stage. Management has elected an August 31 year-end for the Company. The Company will be in the development stage until it raises the required capital and begins recycling wireless assets.

The Company acquired the worldwide rights from the Phones for Sight Foundation, a non-profit charitable entity, for the sale and exclusive rights to the collection, refurbishment and resale of cellular phones and other devices in the United States, its territories and possessions, as well as the right to the use of its proprietary business plan in connection with the refurbishment and resale of the cellular phones and other devices. The Company intends to commence operations following the successful consummation of this offering and may need additional financing in order to carry out its business plan.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents
For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments, with a maturity of three months or less.

Basis of Financial Statements
These financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Income Taxes
Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount.
                                       F7

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)


                           NOTES TO FINANCIAL STATEMENTS

Utilization of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share
Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.


NOTE 3.  CAPITAL STOCK
The Company is offering ("The Offering") the right to subscribe for 300,000 shares at $.25 per share on a no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. The shares will be sold through the President and Directors of the Company and no compensation is to be paid to any person for the offer and sale of the shares.

The Company's Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but un-issued common stock without stockholder approval. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the Offering will occur.

There are presently outstanding 1,560,000 shares of the Company's Common Stock for which a relatively nominal consideration was paid. In contrast, the purchasers of the Shares offered are providing the Company with $75,000 of funding. Purchasers of the Shares will represent 16% of all Shares outstanding, although they will have provided the major portion of the Company's funding to date. The purchasers of the Shares offered hereby would have no effective voice in the Company's management and the Company would be controlled by the existing stockholders.


                                       F8

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.  CAPITAL STOCK (Continued)

Upon any liquidation, dissolution or winding up of the Company, holders of Shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to holders of shares of the Company's Common Stock. Moreover, In the event such a liquidation were to occur all stockholders of the Company, including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares).

On August 31, 2001, the Company accepted a subscription agreement for 60,000 shares at $.25 per share. The Funds were received on September 6, 2001. At August 31, 2001, $15,000 was recorded as subscription receivable on the Balance Sheet.


NOTE 4.  INCOME TAXES

The Company has available at August 31, 2001, $6,016 of unused operating loss carry forwards that may be applied against future taxable income and expire in various years beginning 2019.

NOTE 5.  RELATED PARTY TRANSACTIONS
As of August 31, 2001, the officers of the Company owned 1,300,000 shares and the Company's attorney owned 200,000 shares of the 1,560,000 shares outstanding of the Company.


                                       F9

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Officers and Directors.

         The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         Our Certificate of Incorporation and our By-laws require us to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (DBCA). Simplicia has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in our right.

         Our By-laws require us to indemnify our directors, officers, employees and agent to the maximum extent permitted by the DBCA. Section 317 of the DBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

         If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

          A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

         The indemnification rights provided in Section 317 of the DBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

ITEM 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

---------------------------------------------------------------
Securities and Exchange Commission Registration Fee    $    23

---------------------------------------------------------------
---------------------------------------------------------------
Accounting Fees and Expenses
                                                         4,000
---------------------------------------------------------------
---------------------------------------------------------------
Transfer Agents Fees
                                                         1,500
---------------------------------------------------------------
---------------------------------------------------------------
Printing Costs
                                                           500
---------------------------------------------------------------
---------------------------------------------------------------
Edgar Fees
                                                         3,000
---------------------------------------------------------------
---------------------------------------------------------------
Legal Fees and Expenses
                                                        37,500
---------------------------------------------------------------
---------------------------------------------------------------
Blue Sky Fees
                                                         2,000
---------------------------------------------------------------
---------------------------------------------------------------
Miscellaneous
                                                         1,500
---------------------------------------------------------------
---------------------------------------------------------------
TOTAL                                                  $50,023
---------------------------------------------------------------


ITEM 26.  Recent Sales of Unregistered Securities.

         Set forth in chronological order is information regarding shares of common and preferred stock issued from incorporation-to the date of this prospectus. Also included is the consideration, if any, received by us for such securities.We believe that all of the issuances were exempt from registration of the Securities Act of 1933, amended, by virtue of section 4(2) thereof and/or Regulation S promulgated thereunder.

-------------------------------------------------------------------------------
Name                     Number                 Date              Amount
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Joseph Sierchio          200,000           July 30, 2001          $20.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Robert Auld              650,000          August 28, 2001         $4,950
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Riaz Sumar               650,000          August 28, 2001         $4,950
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Christina McDonald       60,000           September 6, 2001      $15,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Christina McDonald       40,000          November 29, 2001       $10,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total                   1,600,000                                $34,920
-------------------------------------------------------------------------------

Item 27.  Exhibits

The following Exhibits are attached hereto:

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1               Certificate of Incorporation

3.2               Bylaws

5.1 Opinion of Sierchio & Company, LLP, regarding the legality of the securities being registered

10.1 Memorandum of Agreement between Humanity and the Foundation dated June 25, 2001 and Amendment thereto dated July 31, 2001

10.2 Memorandum of Agreement between Humanity, Simplicia and the Foundation dated August 1, 2001

10.3              Recellular Incorporated Letter of Intent dated October 12,
                  2001

10.4              Letter Of Intent between Humanity and Simplicia dated December
                  12, 2001

23.1              Consent of Sierchio & Company, LLP  (included in Exhibit 5.1)

23.2              Consent of  Richard Prinzi JR. CPA

ITEM 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the following persons in the capacities and on the 17 th Day of December, 2001 in the City of Airdrie, Alberta, Canada.

Simplicia Telecommunications, Inc.

By: /s/ "Robert Auld"
---------------------

Robert Auld,  President and Director

By: /s/ "Riaz Sumar"
--------------------

Riaz Sumar, CFO & Corporate Secretary

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                       SIMPLICIA TELECOMMUNICATIONS, INC.


                                  EXHIBIT INDEX

EXHIBIT    DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1        Certificate of Incorporation

3.2        Bylaws

5.1 Opinion of Sierchio & Company, LLP, regarding the legality of the securities being registered

10.1 Memorandum of Agreement between Humanity and the Foundation dated June 25, 2001 and Amendment thereto dated July 31, 2001

10.2 Memorandum of Agreement between Humanity, Simplicia and the Foundation dated August 1, 2001

10.3       Recellular Incorporated Letter of Intent dated October 12, 2001

10.4       Letter Of Intent between Humanity and Simplicia dated
           December 12, 2001

23.1       Consent of Sierchio & Company, LLP  (included in Exhibit 5.1)

23.2       Consent of  Richard Prinzi JR. CPA

                                   EXHIBIT 3.1

                                State of Delaware
                                                                      Page 1

Office of the Secretary of State
--------------------------------


         I, HARRIET SMITH WINDSOR, SECRETARY OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF INCORPORATION OF "SIMPLICIA TELECOMMUNICATIONS INC."

FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 2001, AT 3

O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS.























                             "Harriet Smith Windsor"
                             -----------------------------------------
                             Harriet Smith Windsor, Secretary of State

                             Authentication: 1268535

                                                        Date:   07-30-01

                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

FIRST:  The name of the corporation shall be:

         Simplicia Telecommunications Inc.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD:  The purpose or purposes of the corporation shall be:

              To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is:

         150,000,000 common shares with par value of $0.000100 per common share

FIFTH:  The name and address of the incorporator is as follows:

                  Robert Auld
                  280 Fairways Bay NW
                  Airdrie, Alberta, Canada
                  T4B 2P5

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article

Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of July, A.D. 2001


                                BY: "Robert Auld"
                                                    (Incorporator)

                                                    NAME: Robert G. Auld
                                                          --------------
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 3:00 PM 07/27/2001
010367527 - 3419668

                                   EXHIBIT 3.2
                                   -----------



                                   BY-LAW NO.1
                                   -----------

                                       OF

                        SIMPLICIA TELECOMMUNICATIONS INC.

                            (a Delaware corporation)

                                  -------------

                                    ARTICLE I
                                    ---------

                                  STOCKHOLDERS
                                  ------------

                  1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

                  Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                  The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

                  2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

                  3. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

                  4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                  5. RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

                  7.  STOCKHOLDER MEETINGS.

                  - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  - PLACE. Annual meetings and special meetings may be held at such place, either within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware. The board of directors may also, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. If a meeting by remote communication is authorized by the board of directors in its sole discretion, and subject to guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

                  - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, which shall state the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, the written notice of any meeting shall be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Whenever notice is required to be given under the Delaware General Corporation Law, certificate of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

                  - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                  - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

                  - PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after

3 years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder=s authorized officer, director, employee or agent signing such writing or causing such person=s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making the determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to
Section 212(c) of the Delaware General Corporation Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

                  - INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the

General Corporation Law, the provisions of that Section shall not apply to the corporation.

                  - QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  - VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

                  8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper shall be delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the board of directors of the corporation.. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section

228 of the General Corporation Law.

                                   ARTICLE II
                                   ----------

                                    DIRECTORS
                                    ---------

                  1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

                  2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of two persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be five. The number of directors may be increased or decreased by action of the stockholders or of the directors.

                  3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

                  4.  MEETINGS.

                  - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

                  - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Whenever notice is required to be given under the Delaware General Corporation Law, certificate of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  - CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

                  5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                  6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

                  7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                   ARTICLE III
                                   -----------

                                    OFFICERS
                                    --------

                  The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

                  Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

                  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the

Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                 CORPORATE SEAL
                                 --------------

                  The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V
                                    ---------

                                   FISCAL YEAR
                                   -----------

                  The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI
                                   ----------

                               CONTROL OVER BYLAWS
                               -------------------

                  Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                  I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws Simplicia Telecommunications Inc., a Delaware corporation, as in effect on the date hereof.





Dated:  July 30, 2001

                  "Riaz Sumar"
         -------------------------------------
         Secretary of  Simplicia Telecommunications Inc.


(SEAL)

                                   EXHIBIT 5.1
                                   -----------


                             SIERCHIO & COMPANY, LLP
                                    ATTORNEYS
                        150 East 58th Street, 25th Floor
                            New York, New York 10155
               Telephone (212) 446-9500 - Facsimile (212) 446-9504



                                                     December 17 , 2001


Simplicia Telecommunications, Inc.
280 Fairway Bay NW
Airdrie, Alberta  T4B 2P5



         Re:      Simplicia Telecommunications, Inc.
                  Registration Statement on Form SB-2 (SEC File No. ---)
                  ------------------------------------------------------

Dear Sir or Madam:

         We have acted as counsel for Simplicia Telecommunications, Inc., a corporation existing under the laws of the State of Delaware(the "Company") in connection with the reparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of 300,000 of the Company's common shares, $0.0001 par value (the "Common Shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, (ii) the Company's Certificate of Amendment of the Certificate of Incorporation, and (iii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

                             SIERCHIO & COMPANY, LLP


We hereby consent to the reference to this firm under the captions "Legal Matters" and "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours

                                                 Sierchio & Company LLP.


                                                By: /s/ Joseph Sierchio
                                                -----------------------
                                               Joseph Sierchio, Partner

                                  EXHIBIT 10.1
                                  ------------

                             MEMORANDUM OF AGREEMENT

         THIS AGREEMENT is made this 25th day of June, 2001,

B E T W E E N:

                          PHONES FOR SIGHT FOUNDATION,
               A Company limited by guarantee and not having share
              capital under The Companies Act of 1985 and 1989 (UK)
                               (the "Foundation")

                                    - and -

                     HUMANITY DIRECT WIRELESS NETWORKS INC.,
                        a company incorporated under the
Canada Business Corporations Act
--------------------------------
                                 (The "Company")

         WHEREAS the Foundation was set up, inter alia, to collect, directly or indirectly, used cellular telephones and other wireless technology devices (hereinafter collectively called the "Collected Devices") and to raise funds for its purposes via, inter alia, the refurbishment and resale of such telephones and devices (the "Phones For Sight Initiative");

            AND WHEREAS the Foundation was set up to provide financial support of prevention of blindness programs in accordance with the priorities of Vision 2020 or other programs consistent with the stated mission of the Foundation and its global Phones For Sight surplus wireless assets collection program.

         AND WHEREAS the Company has created a proprietary business plan (the "Proprietary Business Plan" as set forth in Schedule "A" annexed hereto) for the establishment of a global network for the refurbishment and resale of used cellular telephones and other wireless technology devices,

         AND WHEREAS the Company has a strong management team that has established relationships within the telecommunications and refurbishment industries as well as other charitable organizations with respect to the blind community.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, THE PARTIES AGREE AS FOLLOWS:

Grant of Rights

1. Subject to the terms and conditions of this Agreement, the Foundation hereby grants to the Company the sole and exclusive right, on a worldwide basis, to purchase all of the non-refurbished Collected Devices from the Foundation. For greater certainty, the Phones For Sight Initiative, pursuant to which the Foundation seeks to collect Collected Devices, shall be carried out solely by the

              Foundation and shall in no event be assigned or licensed, in any manner whatsoever, to any third parties.

2 Subject to the terms and conditions of this Agreement, the Foundation hereby grants to the Company the sole and exclusive right and license, on a worldwide basis, to use the Foundation's intellectual property in respect of the Phones For Sight Initiative. For greater clarity, the Foundation's intellectual property means its international copyrighted worldwide collection process of surplus wireless assets.

3 Subject to the terms and conditions of this Agreement, the Company hereby agrees to purchase all of the Collected Devices from the Foundation provided that such purchase obligation shall only apply in respect of Collected Devices that can be refurbished and resold on commercially reasonable terms in accordance with the Proprietary Business Plan.

                           Foundation Responsibilities

4 The Foundation shall, without cost to the Company, arrange for the delivery of all Collected Devices to the sorting/refurbishing centres designated by the Company. The Foundation shall contract financially with the Company to deliver the following service: The Company will arrange for the retrieval from the sorting/refurbishing centres globally, of all waste of the Collected Devices not purchased by the Company pursuant to this Agreement and will arrange for the disposal of all waste products or by-products in an environmentally correct manner.

5 The Foundation shall use commercially reasonable efforts to promote and market its "Phones For Sight" initiative and to solicit and procure and create other sustainable revenue channels in the public and private sectors (including corporate sponsorships) with a view to maximizing the donation and collection of Collected Devices therefore maximising the donations and support for Vision 2020 programs.

6 The Foundation shall use commercially reasonable efforts to procure registration as a "charity", as that term is commonly understood, in all jurisdictions were the number of Collected Devices available for collection by the Foundation over time makes such registration demonstrably economically viable for the Foundation and provided that such status is available in each jurisdiction.




7 The Foundation hereby represents and warrants to the Company as follows:

a. The Foundation is a company incorporated and existing as a company limited by guarantee and not having share capital under The Companies Act of 1985 and 1989 (UK). The Foundation currently has three Board of Trustee members.

b. The Foundation will apply for formal charity status to become a "charity", as that term is commonly understood in each country jurisdiction, executing the Phones for Sight initiative, where the number of Collected Devices available for collection by the Foundation makes such registration demonstrably economically viable, provided that such charity registration status is available in each country jurisdiction. Tax receipts will be issued to donors of Collected Devices in country jurisdictions where applicable.

c. This Agreement constitutes a legal, valid and binding obligation of the Foundation enforceable against it in accordance with its terms.

d. The trustees of the Foundation have approved the Agreement and Mr.Christian Garms has been authorized to execute the Agreement on behalf of the Foundation.

8. The Foundation hereby covenants and agrees that, during the term of thisAgreement, it will maintain in good standing (i) its status as a company limited by guarantee and not having share capital under The Companies Act of 1985 and 1989 (UK), and (ii) its status as a "charity" under the laws of the United Kingdom and under the laws of each additional jurisdiction under which such registration is procured.


9. The Foundation shall invest the proceeds received from the Company into the support of prevention of blindness programs in accordance with the priorities of Vision 2020 or other programs consistent with the stated goals of the Foundation which also includes the delivery of free cell phones/airtime to blind citizens globally.

Company Responsibilities

10. The Company shall, without cost to the Foundation, use commercially reasonable efforts to refurbish all Collected Devices and to sell such refurbished Collected Devices at the best available prices.

11. The Company shall on behalf of the Foundation and without cost to the Company, arrange for the disposal of all waste products or by-products in an environmentally correct manner as outlined in sub-section 4.


12. The Company shall maintain complete and accurate records in respect of (i) the Collected Devices delivered to the Company by or on behalf of the Foundation, (ii) the Collected Devices retrieved from the Company and the disposal of all waste products or by-products on behalf of the Foundation, (iii) the acquisition by the Company of Collective Devices, (iv) the refurbishment and sale of Collected

              Devices, and (v) all amounts due and owing to the Foundation pursuant to this Agreement. The Company shall provide detailed quarterly reports to the Foundation in respect of the foregoing throughout the term of this Agreement. The Foundation shall, at its sole expense, be entitled to audit the foregoing records of the Company.

13. The Company hereby represents and warrants to the Foundation as follows:

a. The Company is a company incorporated and validly existing under the Canada Business Corporations Act.

b. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

c. The Agreement has been approved by the Board of Directors of the Company and Mr. Jim Earle, is authorized to execute the Agreement on behalf of the Company.

Pricing and Payment Terms

14. Upon execution and delivery of this Agreement, the Company shall pay to the Foundation the amount of (ten thousand) United States Dollars (USD$10,000.00) as an interest free advance against amounts payable by the Company to the Foundation under this Agreement. If any portion of such advance remains outstanding upon termination of this Agreement, the Foundation shall forthwith repay such outstanding amount to the Company.

15. The purchase prices (the "Prices") initially payable by the Company to the Foundation for each of the Collected Devices shall be mutually agreed upon at the time of delivery and shall be dependant on such factors as age, wear and tear, brand, and model of the Collected devices. The minimum prices shall be approximately $5.00usd per device subject to make, model, age and condition of the collected device. All prices paid will be based on fair market value.
                   Prices shall be payable within 45 days of the end of each month during which Collected Devices are delivered to the company.

16. The Prices in respect of any additional Collected Devices shall be agreed upon by the Foundation and the Company in writing.


17. The Company shall pay to the Foundation, on a yearly basis, a percentage of the net proceeds of sales of refurbished Collected Devices (the "Royalties"). The Royalties shall be determined as outlined in Schedule "B" annexed hereto. <<<<< (NOTE TO DRAFT SUGGEST MUTUAL AGREEMENT ON A SLIDING SCALE FOR NET PROCEEDS OF UNDER $500,000, $500,000 TO $1,000,000, $1,000,000 TO $2,000,000,
              AND $2,000,000 AND ABOVE. PERHAPS 1.5%, 3%, 5%, AND 7%
              RESPECTIVELY

              TO ALLOW THE COMPANY TO REINVEST AS MUCH CAPITAL AS
              POSSIBLE INTO GROWTH IN THE EARLY STAGES.) For greater certainty net proceeds shall be based upon funds actually received by the Company and shall not include any receivable amounts, excise taxes, or bad debts.

18. As a condition precedent to the execution of this Agreement, the Company will appoint a nominee of the Foundation to the Board of Directors. Mr. Christian Garms is considered for this appointment.


Performance Minimum's

19. During the period commencing on the date of this Agreement and ending on July 31, 2001 (the "Deliverable Date"), the Foundation shall deliver to the Company not less than 20,000 Collected Devices monthly (Minimum Deliverable") that can be refurbished and resold on commercially reasonable terms in accordance with the Proprietary Business Plan.


20. The Foundation shall be responsible for delivering at least the Minimum Deliverable every thirty days from the Deliverable Date. The Minimum Deliverable may be increased upon mutual agreement in writing.

21. For greater certainty, any dispute regarding new Minimums Deliverable shall be settled by arbitration in accordance with the terms of this Agreement.

Termination

22. This Agreement may be terminated by the Foundation upon six (6) months' prior written notice to the Company where (i) the Company is in default of its obligations under this Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by the Foundation to the Company, or (ii) the Company fails to make payment to the Foundation of any Minimum Payable.

23. This Agreement may be terminated by the Company upon six (6) months' prior written notice to the Foundation where (i) the Foundation is in default of its obligations under this Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by the Company to the Foundation, or (ii) the Foundation fails to make any Minimum Deliverable.

Arbitration

24. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force, by one or more arbitrators appointed in accordance with said Rules.

25. Either party may, without inconsistency with this Agreement to arbitrate, seek from a court any provisional remedy that may be necessary to protect trademark or other rights or property. However, the final right of determination of any provisional remedy granted and of the ultimate controversy shall be decided by the arbitral tribunal.

26. This Agreement is made, executed and delivered in Toronto, Canada, and any controversy arising hereunder or in relation to this Agreement shall be governed by and construed in accordance with the domestic laws of the Province of Ontario, Canada. The parties hereto hereby agree that the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement does not apply and is strictly excluded.

Confidentiality

27. The Foundation hereby acknowledges and agrees that the Proprietary Business Plan is proprietary to the Company and is the sole and exclusive property of the Company.

28. The Company hereby acknowledges and agrees that the name "Phones For Sight Initiative" is proprietary to the Foundation and is the sole and exclusive property of the Foundation. The Company hereby covenants and agrees to use the information and intellectual property associated with the Phones For Sight Initiative solely in accordance with, and in furtherance of, its obligations under this Agreement.

Miscellaneous

29. Any notice or other documents required or permitted to be given hereunder or in connection with any arbitration pursuant hereto shall be in writing and shall be delivered, mailed by prepaid registered mail, return receipt requested, delivered personally by hand, delivered by overnight courier, or sent by facsimile transmission addressed to the party to whom it is to be given at the address shown below or at such other address or addresses as the party to whom such writing or document is to be given shall have last notified the other party hereto in accordance with the provisions of this section:




a.       if to the Foundation, at:

                  1636 Parkway
                  Solent Business Park
                  Whiteley, Hampshire
                  PO15 7AH

b.       if to the Company, at:

                  21 Buggey Lane
                  Ajax, Ontario
                  L1S 4S7

30.           Any such notice or other document shall:

a. if delivered by hand or overnight courier, be deemed to have been given and received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the country of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day in the country of receipt thereafter;

b. if mailed, be deemed to have been given and received at the place of receipt on the date of actual receipt. In the event of postal disruption, such notices or documents must either be delivered personally or sent by facsimile transmission; and

c. if transmitted by facsimile transmission, be deemed to have been given and received at the place of receipt on the next business day in the country of receipt following the day of sending upon receipt of confirmation.

31. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject-matter hereof and, except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, undertakings and agreements of all parties hereto respecting the subject-matter hereof. This Agreement supersedes all prior meetings, correspondence and negotiations between the parties. There are no representations, warranties, covenants, agreements, or collateral understandings, oral or otherwise, expressed or implied, undertakings or agreements of any kind between all the parties hereto respecting the subject-matter hereof except those contained herein.

32. No delay on the part of either party in exercising any of its rights hereunder or failure to exercise the same, nor the acquiescence thereto shall operate as a release except in the specific instance for which it is given. None of the terms, conditions or provisions of the Agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either party, their respective agents, servants or employees, and the terms of this Agreement may not be changed, waived, varied, modified or altered except by a statement in writing signed by both parties.

33. Neither this Agreement nor any of the rights or duties of the parties hereunder shall be assigned, transferred or conveyed by operation of law or otherwise.

34. This Agreement and everything herein contained shall ensure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

35. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

36.           Time shall be of the essence of this Agreement.

         IN WITNESS WHEREOF this Agreement has been executed and delivered on the date first written above.

                                  THE PHONES FOR SIGHT FOUNDATION

                                  Per: "Christian Garms"
                                       -----------------------------
                                       Name: Christian Garms
                                       Title:   Chairman
                                  I have legal authority to bind the Foundation.

                                  HUMANITY DIRECT
                                  WIRELESS NETWORKS INC.

                                  Per: "Jim Earle"
                                       ----------------------------
                                       Name:    Jim Earle
                                       Title:   President
                                  I have legal authority to bind the
Company.

                           SCHEDULE B ROYALTY SCHEDULE




---------------------------------------------------------------------------
         Net Proceeds CDN$                     Royalty % of Net Proceeds
---------------------------------------------------------------------------
---------------------------------------------------------------------------

---------------------------------------------------------------------------
---------------------------------------------------------------------------
        $0.00- $1,000,000.00                              3.0%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
   $1,000,000.01 - $2,000,000.00                          4.0%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
   $2,000,000.01 - $5,000,000.00                          5.0%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
       $5,000,000.01 and Over                            10.0%
---------------------------------------------------------------------------

                             MEMORANDUM OF AGREEMENT

                                  AMENDMENT # 1

       THIS AMENDMENT AGREEMENT NO 1 is made this 31st day of July, 2001,

B E T W E E N:

                          PHONES FOR SIGHT FOUNDATION,
               A Company limited by guarantee and not having share
              capital under The Companies Act of 1985 and 1989 (UK)
                               (the "Foundation")

                                    - and -

                     HUMANITY DIRECT WIRELESS NETWORKS INC.,
                        a company incorporated under the
Canada Business Corporations Act
--------------------------------
                                 (The "Company")

         WHEREAS the Foundation and the Company are parties to the Memorandum of Agreement dated 25, June 2001.

         AND WHEREAS the Foundation and the Company have agreed to amend the Memorandum of Agreement in the manner set out in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

     1.  Interpretation
         In this Agreement, headings are for convenience only and shall not effect interpretation and terms defined in the Memorandum of Agreement and used in this Agreement and shall have the same meaning as in the Memorandum of Agreement.

     2.  Amendments to the Memorandum of Agreement

         The Memorandum of Agreement shall, with effect from the date of this Agreement, be amended in the following manner:

         Performance Minimum's

         (a) Clause 18 - in Clause 18 delete "July 31" and substitute in lieu "November 30".


     3.  Ratification

         The Foundation and the Company ratify and confirm the provisions of the Memorandum of Agreement as amended by this agreement.

     4.  Counterparts

         This Agreement may be executed in counterpart. Once a counterpart executed by a party has been exchanged for a counterpart executed by each other party, this Agreement shall be deemed to be fully executed and effective from its date.

     5.  Governing Law

         This Agreement is made, executed and delivered in Toronto, Canada, and any controversy arising hereunder or in relation to this Agreement shall be governed by and construed in accordance with the domestic laws of the Province of Ontario, Canada. The parties hereto hereby agree that the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement does not apply and is strictly excluded.

         IN WITNESS WHEREOF this Agreement has been executed and delivered on the date first written above.

                                THE PHONES FOR SIGHT FOUNDATION

                                Per:     "Christian Garms"
                                         -------------------------------------
                                         Name: Christian Garms
                                         Title:   Chairman
                                I have legal authority to bind the Foundation.

                                HUMANITY DIRECT
                                WIRELESS NETWORKS INC.

                                Per:     "Jim Earle"
                                         -------------------------------------
                                         Name:    Jim Earle
                                         Title:   President
                                I have legal authority to bind the Company.

                                  EXHIBIT 10.2
                                  ------------

                             MEMORANDUM OF AGREEMENT

         THIS AGREEMENT is made this 1st day of August, 2001,

B E T W E E N:

                     HUMANITY DIRECT WIRELESS NETWORKS INC.,
                        a company incorporated under the
Canada Business Corporations Act
--------------------------------
                                (The "Assignor")


                                    - and -

                       SIMPLICIA TELLECOMMUNICATIONS INC.,
                       a company incorporated in Delaware
                                (The "Assignee")

                                       and


                          PHONES FOR SIGHT FOUNDATION,
               A Company limited by guarantee and not having share
              capital under The Companies Act of 1985 and 1989 (UK)
                               (the "Foundation")


         WHEREAS the Assignor and the Foundation have entered into a Memorandum of Agreement (the "Assigned Agreement") dated June 25, 2001 (attached as Schedule AA) with respect to the collection, refurbishment, and resale of wireless assets,

         AND WHEREAS the Foundation granted to the Assignor the sole and exclusive right, on a worldwide basis, to purchase all non-refurbished wireless assets that were collected by the Foundation. For greater certainty, the Phones For Sight Initiative, pursuant to which the Foundation seeks to collect wireless assets and to raise funds for its purposes via the refurbishment and resale of such wireless assets,

         AND WHEREAS the Assignor has created a proprietary business plan (the "Proprietary Business Plan" as set forth in Schedule "A" annexed hereto) for the establishment of a global network for the refurbishment and resale of used cellular telephones and other wireless technology devices,

         AND WHEREAS the Assignor wishes to grant to the Assignee, in the United States of America its territories and possessions, the sole and exclusive rights granted to the Assignor under the Assigned Agreement,

         AND WHEREAS the Assignor wishes to grant to the Assignee the right to use the Proprietary Business Plan for the establishment of a network for the refurbishment and resale of used cellular telephones and other wireless technology devices in the United States of America its territories and possessions.


NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, THE PARTIES AGREE AS FOLLOWS:

Grant of Rights


1. Subject to the terms and conditions of this Agreement, the Assignor hereby grants to the Assignee in the United States of America its territories and possessions, the sole and exclusive rights granted to the Assignor under the Assigned Agreement.

2. Subject to the terms and conditions of this Agreement, the Assignee hereby accepts these rights, as outlined in the Assigned Agreement, in the United States of America, its territories and possessions.


3. Subject to the terms and conditions of this Agreement, the Foundation approves of the grant of the above-mentioned rights to the Assignee.

4. Subject to the terms and conditions of this Agreement, the Foundation hereby releases, relieves and discharges the Assignor from all covenants, obligations and liabilities arising or accruing on its part under the Assigned Agreement on or after the date hereof in respect of the United States of America its territories and possessions.


Foundation's Responsibilities

5. The Foundation's responsibilities to the Assignee shall be consistent with those outlined in the Assigned Agreement.

6. The Foundation hereby represents and warrants to the Assignee as follows:

a. The Foundation is a company incorporated and existing as a company limited by guarantee and not having share capital under The Companies Act of 1985 and 1989 (UK). The Foundation currently has three Board of Trustee members.

b. This Agreement constitutes a legal, valid and binding obligation of the Foundation enforceable against it in accordance with its terms.

c. The members and directors of the Foundation have approved the Agreement and Mr. Christian Garms has been authorized to execute the Agreement on behalf of the Foundation.

Assignee Responsibilities

7. The Assignee hereby accepts the assignment of the Assigned Agreement from the Assignor and covenants and agrees with the Assignor and the Foundation that it shall at all times from and after the date hereof be bound by, observe and perform all of the covenants and obligations hereafter accruing on the part of the Assignor under the Assigned Agreement in respect of the United States its territories and possessions.

8. The Assignee agrees that the marketing and distribution of Collected Devices shall not be inconsistent with the Assigned Agreement and the Proprietary Business Plan.

9. The Assignee hereby represents and warrants to the Foundation and Assignor as follows:

d. The Assignee is a company incorporated and validly existing in Delaware.

e. This Agreement constitutes a legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms.

f. The Agreement has been approved by the Board of Directors of the Assignee and Mr. Robert Auld, is authorized to execute the Agreement on behalf of the Assignee.

Assignor Responsibilities

10. The Assignor shall make available to the Assignee its Proprietary Business Plan and all related marketing material.


11. The Assignor will notify the Assignee of any new business strategies being proposed or undertaken and will, without additional cost, allow the Assignee to use any strategies that would insure the success of the Assignee.


12. The Assignor hereby represents and warrants to the Assignee as follows:

g. The Assignor is a company incorporated and validly existing under the Canada Business Corporations Act.

h. This Agreement constitutes a legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms.

i. The Agreement has been approved by the Board of Directors of the Assignor and Mr. Jim Earle, is authorized to execute the Agreement on behalf of the Assignor.

Pricing and Payment Terms

13. Upon execution and delivery of this Agreement, the Assignee shall pay to the Assignor the amount of (ten) United States Dollars (USD$10.00) for the sole and exclusive right in the United States of America its territories and possessions to carry out the Proprietary Business Plan and any modifications thereof.

14. The Assignee shall pay to the Foundation Royalties as detailed in the Assigned Agreement.

15. The Assignee will pay to the Assignor US$1.00 per Collected Device resold at a minimum of US$25.00 (the "Rights Payment") for the right to use its Proprietary Business Plan for the establishment of a network for the refurbishment and resale of used cellular telephones and other wireless technology devices in the United States of America its territories and possessions. The Rights Payment shall be payable on a quarterly basis and be due no later than the 30th day after the end of each quarter.

16. The Assignee shall maintain complete and accurate records in respect of (i) the Collected Devices delivered to the Assignee by or on behalf of the Foundation, (ii) the Collected Devices retrieved from the Assignee by or on behalf of the Foundation,
              (iii) the acquisition by the Assignee of Collected Devices, (iv) the refurbishment and sale of Collected Devices, and (v) all amounts due and owing to the Foundation and the Assignor pursuant to this Agreement. The Assignee shall provide detailed quarterly reports to the Foundation and Assignor in respect of the foregoing throughout the term of this Agreement. The Foundation and/or the Assignor shall, at its/their sole expense, be entitled to audit the foregoing records of the Assignee.


Performance Minimum's

     Commencing on January 1, 2002 (the "Deliverable Date"), the Foundation shall deliver to the Assignee not less than 20,000 Collected Devices monthly (Minimum Deliverable") that can be refurbished and resold on commercially reasonable terms in accordance with the Proprietary Business Plan.

17. The Foundation shall be responsible for delivering at least the Minimum Deliverable every thirty days from the Deliverable Date. The Minimum Deliverable may be increased upon mutual agreement in writing.

18. For greater certainty, any dispute regarding any new Minimum Deliverable shall be settled by arbitration in accordance with the terms of this Agreement.

19. An earlier Deliverable Date may be implemented at the option of the Assignee upon 30 days written notice to the Foundation.

Termination

20. This Agreement may be terminated by the Foundation upon six (6) months' prior written notice to the Assignee where (i) the Assignee is in default of its obligations under this Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by the Foundation to the Assignee, or (ii) the Assignee fails to make payment to the Foundation of any Royalties payable.

21. This Agreement may be terminated by the Assignor upon six (6) months' prior written notice to the Assignee where (i) the Assignee is in default of its obligations under this Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by the Assignor to the Assignee, or (ii) the Assignee fails to make the Rights Payment to the Assignor.

22. This Agreement may be terminated by the Assignee upon six (6) months' prior written notice to the Foundation where (i) the Foundation is in default of its obligations under this Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by the Assignee to the Foundation, or (ii) the Foundation fails to make any Minimum Deliverable.

23. This Agreement may be terminated by the Assignee upon six (6) months' prior written notice to the Assignor where (i) the Assignor is in default of its obligations under this Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by the Assignee to the Assignor.

24. In the event that the Assigned Agreement between the Foundation and the Assignor is terminated for any reason, the Assigned Agreement shall be deemed to exist in its entirety with the Assignee except that it will only apply to the United States of America its territories and possessions and no further Rights Payments shall be due to the Assignor.


Arbitration

25. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force, by one or more arbitrators appointed in accordance with said Rules.

26. Either party may, without inconsistency with this Agreement to arbitrate, seek from a court any provisional remedy that may be necessary to protect trademark or other rights or property. However, the final right of determination of any provisional remedy granted and of the ultimate controversy shall be decided by the arbitral tribunal.

27. This Agreement is made, executed and delivered in Toronto, Canada, and any controversy arising hereunder or in relation to this Agreement shall be governed by and construed in accordance with the domestic laws of the Province of Ontario, Canada. The parties hereto hereby agree that the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement does not apply and is strictly excluded.

Confidentiality

28. The Assignee hereby acknowledges and agrees that the Proprietary Business Plan is proprietary to the Assignor and is the sole and exclusive property of the Assignor. The Assignee hereby covenants and agrees to use the information and intellectual property associated with the Proprietary Business Plan solely in accordance with, and in furtherance of, its obligations under this Agreement.


29. The Assignee hereby acknowledges and agrees that the name "Phones For Sight Initiative" is proprietary to the Foundation and is the sole and exclusive property of the Foundation. The Assignee hereby covenants and agrees to use the information and intellectual property associated with the Phones For Sight Initiative solely in accordance with, and in furtherance of, its obligations under this Agreement.

Miscellaneous

30. Any notice or other documents required or permitted to be given hereunder or in connection with any arbitration pursuant hereto shall be in writing and shall be delivered, mailed by prepaid registered mail, return receipt requested, delivered personally by hand, delivered by overnight courier, or sent by facsimile transmission addressed to the party to whom it is to be given at the address shown below or at such other address or addresses as the party to whom such writing or document is to be given shall have last notified the other party hereto in accordance with the provisions of this section:

j.       if to the Foundation, at:

                  1636 Parkway
                  Solent Business Park
                  Whiteley, Hampshire
                  PO15 7AH

k.       if to the Assignor, at:

                  21 Buggey Lane
                  Ajax, Ontario
                  L1S 4S7

l.       c.  if to the Assignee, at:

                  280 Fairways Bay NW

                  Airdrie, Alberta, Canada
                  T4B 2P5


31.           Any such notice or other document shall:

m. if delivered by hand or overnight courier, be deemed to have been given and received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the country of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day in the country of receipt thereafter;

n. if mailed, be deemed to have been given and received at the place of receipt on the date of actual receipt. In the event of postal disruption, such notices or documents must either be delivered personally or sent by facsimile transmission;
              and

o. if transmitted by facsimile transmission, be deemed to have been given and received at the place of receipt on the next business day in the country of receipt following the day of sending upon receipt of confirmation.

32. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject-matter hereof and, except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, undertakings and agreements of all parties hereto respecting the subject-matter hereof. This Agreement supersedes all prior meetings, correspondence and negotiations between the parties. There are no representations, warranties, covenants, agreements, or collateral understandings, oral or otherwise, expressed or implied, undertakings or agreements of any kind between all the parties hereto respecting the subject-matter hereof except those contained herein.

33. No delay on the part of either party in exercising any of its rights hereunder or failure to exercise the same, nor the acquiescence thereto shall operate as a release except in the specific instance for which it is given. None of the terms, conditions or provisions of the Agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either party, their respective agents, servants or employees, and the terms of this Agreement may not be changed, waived, varied, modified or altered except by a statement in writing signed by both parties.

34. Neither this Agreement nor any of the rights or duties of the parties hereunder shall be assigned, transferred or conveyed by operation of law or otherwise.

35. This Agreement and everything herein contained shall ensure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

36. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

37.           Time shall be of the essence of this Agreement.


              IN WITNESS WHEREOF this Agreement has been executed and delivered on the date first written above.

                                            THE PHONES FOR SIGHT FOUNDATION

                    Per: "Christian Garms"
                          ---------------------------------------
                          Name:  Christian Garms
                          Title: Chairman
                    I have legal authority to bind the Foundation.

                    HUMANITY DIRECT
                    WIRELESS NETWORKS INC.

                    Per: "Jim Earle"
                          ---------------------------------------
                          Name:  Jim Earle
                          Title: President
                    I have legal authority to bind the Company.

                    SIMPLICIA TELECOMMUNICATIONS INC.

                    Per: "Robert Auld"
                          Name:    Robert Auld
                          Title:   President
                    I have legal authority to bind the Company.

                                  EXHIBIT 10.3
                                  ------------

[GRAPHIC OMITTED][GRAPHIC OMITTED]ReCellularinc.
1580 E. Ellsworth Road
Ann Arbor, MI 48108
734-205-2200 Voice
734-205-2155 Fax
www.recellular.com

October 12, 2001

Mr. Jim Earle
President, COO
Humanity Direct Wireless Networks Inc.
21 Buggey Lane
Ajax, Ontario L1S 4S7
Canada

Dear Mr. Earle:

ReCellular Inc., the world leader wireless trading and refurbishing, is continuously looking for new channels of input. At current purchasing volumes in excess of 140,000 phones per month, ReCellular is interested in expansion of its volume during the next 12-18 month period.

Based on our conversations with you, ReCellular is interested in many of the phones becoming available during the next year of collection from Humanity Direct Wireless Networks. Specifically, ReCellular is interested in quantities of 40,000 to 60,000 phones per month. The value of such phones will vary dramatically and will be based on age and technology. As the largest trading operation in the industry, ReCellular is confident in providing the best prices for the quantities available.

Our experience in purchasing large volumes of product is evidenced in our strategic relationships with many carriers and industry leaders within the United States and abroad. Our programs are successful because of both our ability to process tens of thousands monthly, and our extensive distribution network worldwide. This combination provides companies, like Humanity Direct Wireless Networks, the confidence necessary for a successful business model.

Please provide ReCellular a timeline for product to become available. With this timeline, we would like as much information as possible as to location of product and shipment condition. We look forward to hearing back from you and beginning a successful purchase program.

Do not hesitate to contact me at 734-205-2250 if you have any questions. Thank you.

Sincerely,

Jenifer Chambers
Strategic Account Manager
Donation Programs

                                  EXHIBIT 10.4
                                  ------------

                       Simplicia Telecommunications, Inc.
                               280 Fairway Bay NW
                            Airdrie, Alberta T4B 2P5
                                 (403) 615-5609

December 12, 2001

Humanity Direct Wireless Networks, Inc.
21 Buggey Lane,
Ajax, Ontario
L1S 4S7
(905) 619-2900
Attention:  James Earle, President

Re: Proposal to Purchase all of the Issued and Outstanding Stock of Humanity Direct Wireless Networks, Inc. (the "Company")

Dear Sirs:

This letter is intended to summarize the principal terms of a proposal being considered by Simplicia Telecommunications, Inc. (the "Buyer") regarding its possible acquisition of the Company. In this letter, (i) the Buyer and the Company are sometimes called the "Parties", (ii) the Company and its subsidiaries are sometimes called the "Target Companies", and (iii) the Buyer's possible acquisition of the Company is sometimes called the "Possible Acquisition".

PART ONE

The Parties wish to commence negotiating a definitive written acquisition agreement providing for the Possible Acquisition (a "Definitive Agreement"). To facilitate the negotiation of a Definitive Agreement, the Parties request that the Buyer's counsel prepare an initial draft. The form of the Possible Acquisition has yet to be determined and it may be structured, without limitation, as an asset or share acquisition, or merger, or consolidation, or amalgamation. The execution of any such Definitive Agreement would be subject to required corporate and shareholder approvals. For greater certainty, any Possible Acquisition will require the approval of the shareholders of the Company.

Based on the information currently known to the Buyer, it is proposed that the Definitive Agreement include the following terms:

1.          BASIC TRANSACTION

The consideration for the Possible Acquisition will be a number of shares (or securities exchangeable or convertible into shares) of the Buyer's common stock equal to 85% of the to be issued and outstanding shares of the Buyers common stock after giving effect to the consummation of the Possible Acquisition.

2.          OTHER TERMS

The Company would make comprehensive representations and warranties to the Buyer, and would provide comprehensive covenants, indemnities and other protections for the benefit of the Buyer. The consummation of a Possible Acquisition by the Buyer would be subject to the satisfaction of various conditions, including:

(m) The Buyer shall have filed a registration statement with the United States Securities and Exchange Commission (the "SEC"), which registration statement shall have been declared effective by the SEC no later than April 30,2002;

(n) The Buyer shall have raised through the sale of its common stock at least US$100,000 no later than June 30, 2002;

(o)      The common stock of the Buyer shall be quoted for trading on the NASD
         OTCBB;

(p) The shareholders of the Company shall have approved the Possible Acquisition; and

(q) The Company shall have been satisfied with the results of its due diligence investigations in respect of the Buyer and the Possible Acquisition.

PART TWO

The following paragraphs of this letter (the "Binding Provisions") are the legally binding and enforceable agreements of the Buyer and the Company.

1.          ACCESS

During the period from the date this letter is signed by the Company (the "Signing Date") until the earlier of (i) June 30, 2002 or (ii) date on which either Party provides the other Party with written notice that negotiations toward a Definitive Agreement are terminated (the "Termination Date"), the Company will afford the Buyer full and free access to each Target Company, its personnel, properties, contracts, books and records, and all other documents and data.

2.          CONFIDENTIALITY

Except as and to the extent required by law, including, but not limited to disclosures to be made by the Buyer in the aforementioned registration statement and as may be permitted in that certain Agreement dated August 1, 2001 between the Buyer and the Company, the Buyer will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the Target Companies, any Confidential Information (as defined below) with respect to the Target Companies furnished, or to be furnished, by the Target Companies, or their respective representatives to the Buyer or its representatives at any time or in any manner other than in connection with its evaluation of a Possible Acquisition. For purposes of this paragraph, "Confidential Information" means any information about the Target Companies unless (a) such information becomes publicly available through no fault of the Buyer or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of a Possible Acquisition, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of the Company, the Buyer will promptly return to the Company or the Target Companies or destroy any Confidential Information in its possession and certify in writing to the Company that it has done so.

3.          DISCLOSURE

Except as and to the extent required by law, including, but not limited to disclosures to be made by the Buyer in the aforementioned registration statement and as may be permitted in that certain Agreement dated August 1, 2001 between the Buyer and the Company, without the prior written consent of the other Party, neither the Buyer nor the Company will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or to permit the disclosure of the existence of discussions regarding, a Possible Acquisition or any of the terms, conditions, or other aspects of a Possible Acquisition.

4.          COSTS

The Parties agree that the Company will be responsible for and bear all of the reasonable costs of consummating a Possible Transaction subject to the prior approval of any such costs by the Company.

5.          ENTIRE AGREEMENT

This Agreement constitute the entire agreement between the Parties, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties and their principals on the subject matter hereof. Except as otherwise provided herein, this Agreement may be amended or modified only by a writing, including but not limited to the Definitive Agreement, executed by all of the parties.

6.          GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

7.          JURISDICTION: SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Letter may be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.          TERMINATION

This Agreement will automatically terminate on June 30, 2002 and may be terminated earlier upon written notice by either Party to the other Party unilaterally, for any reason or no reason, with or without cause, at any time; provided, however, that the termination of the Binding Provisions will not affect the liability of a Party for breach of any of the Binding Provisions prior to the termination. Upon termination of the Binding Provisions, the Parties will have no further obligations hereunder, except as stated in this Part Two, which will survive any such termination.

9.          COUNTERPARTS

This Letter may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.         NO LIABILITY

The paragraphs and provisions of Part One of this Letter do not constitute and will not give rise to any legally binding obligation on the part of any of the Parties or any of the Target Companies. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Possible Acquisition, or relating to the negotiation of the terms of the Possible Acquisition or any Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties or any of the Target Companies.

If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.

Very truly yours,

Simplicia Telecommunications, Inc.


By:         /s/ "Robert Auld"
            -----------------
            Name:  Robert Auld
            Title:  President

Duly executed and agreed as to by the undersigned on this 12th day of December 2001.

Humanity Direct Wireless Networks, Inc.


By:         /s/ "Jim Earle"
            ---------------
            Name:  Jim Earle
            Title:  President

                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR








We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated August 31, 2001 relating to the financial statements of Simplicia Telecommunications, Inc. as of August 31, 2001 and for the period from July 27, 2001 (date of inception) to August 31, 2001, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ "Richard Prinzi Jr., CPA"

Staten Island, New York
December 2, 2001